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                                PROMISSORY NOTE


$375,000.00                                                      October 5, 1995

         FOR VALUE RECEIVED, the undersigned, Harken Energy West Texas, Inc., a Delaware corporation (the "BORROWER"), hereby promises to pay to the order of Internationale Nederlanden (U.S.) Capital Corporation, a Delaware corporation (the "LENDER"), the principal sum of Three Hundred Seventy Five Thousand and No/100 United States Dollars (U.S. $375,000.00), as provided herein. The principal of this Note shall be payable in eleven installments, each shall be in the amount of U.S.$34,090.91 and shall be due and payable on the 5th day of each month, beginning November 5, 1995 and continuing regularly thereafter until and including September 5, 1996. The interest on the unpaid principal balance of this Note shall accrue at the rate of 7.00% per annum from the date hereof, and shall be payable monthly on the 5th day of each month, commencing November 5, 1995.

         Both principal and interest are payable in lawful money of the United States of America and in immediately available funds for the account of the holder hereof at the offices of Bankers Trust Company in the City and State of New York or at such other place as the holder hereof shall designate to the Borrower in writing.

         All past due principal and accrued unpaid interest of this Note shall bear interest at a rate equal to the lesser of 9.00% per annum or the Highest Lawful Rate (as defined herein). Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

         This Note is in extension and renewal of that certain Note dated as of October 5, 1995 (the "YELLOWHOUSE RENEWAL NOTE"), executed by Yellowhouse Project Co., a Delaware corporation ("YELLOWHOUSE"), in favor of the Lender, which Yellowhouse Renewal Note was in extension and renewal of that certain Note dated May 27, 1992, executed by Yellowhouse in favor of the Lender in the principal amount of U.S.$6,000,000.00. This Note is secured by and entitled to the benefits of certain security documents, including without limitation, that certain Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of May 22, 1992, executed by Yellowhouse, as amended by that certain First Supplement to Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of October 5, 1995, executed by the Borrower (collectively, the "MORTGAGE").

         The Borrower shall never be required to pay unearned interest on this Note and shall never be required to pay interest on this Note in excess of the maximum rate of interest to be charged under applicable law (the "HIGHEST LAWFUL RATE"), and if the effective rate of interest which would otherwise be payable under this Note would exceed the Highest Lawful Rate, or if the holders of this Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable under this Note to a rate in





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excess of the Highest Lawful Rate, then (a) the amount of interest which would otherwise be payable under this Note shall be reduced to the amount allowed under applicable law and (b) any unearned interest paid by the Borrower or any interest paid by the Borrower in excess of the Highest Lawful Rate shall, at the option of the holder of this Note, be either refunded to the Borrower or credited on the principal of this Note.

         All claims against the Borrower and liabilities of the Borrower arising under this Note and/or the Mortgage shall be made only against and shall be limited to the Mortgaged Property (as defined in the Mortgage), and no recourse shall be had by the Lender against the Borrower or its assets other than the Mortgaged Property in respect of such claims or liabilities nor shall the Borrower be personally liable for such claims or liabilities.

         This Note may be prepaid in whole or in part at any time without penalty.

         THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SUCH STATE (AS APPLICABLE TO TRANSACTIONS TAKING PLACE WHOLLY IN SUCH STATE BETWEEN RESIDENTS OF SUCH STATE), EXCEPT TO THE EXTENT THE SAME IS GOVERNED BY APPLICABLE FEDERAL LAW.


                                        HARKEN ENERGY WEST TEXAS, INC.


                                        By: /s/ Larry E. Cummings
                                            -------------------------------
                                        Name: Larry E. Cummings
                                        Title: Vice President





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                                  EXHIBIT 99.2
                  SCHEDULE OF SUBSTANTIALLY SIMILAR DOCUMENTS

         Harken Energy Corporation issued 2 promissory notes on substantially identical terms to the promissory note issued to Internationale Nederlanden (U.S.) Capital Corporation in the principal amount of $375,000 (the "INC Note"). Set forth below are the material details in which those promissory notes differ from the INC Note:


                 Name                                     Principal Amount
                 ----                                     ----------------

         New England Mutual Life Insurance Company            $300,000

         EnCap 1989-I Limited Partnership                     $ 75,000





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